Exhibit 99

Contact:	Gary Thompson - Media	Jacqueline Beato - Investors
	Caesars Entertainment Corporation	Caesars Entertainment Corporation
	(702) 407-6529	(702) 407-6131

Caesars Entertainment Reports Second Quarter of 2012 Results

LAS VEGAS - August 6, 2012 - Caesars Entertainment Corporation (NASDAQ: CZR) today reported the following financial results for the second quarter of 2012:

•	Horseshoe Cleveland celebrates successful opening

•	Caesars announces agreement to sell Harrah’s St. Louis for $610.0 million

•	County approval received for construction of the High Roller observation wheel in Las Vegas, part of the $550 million Linq project

•	Maryland Commission grants Baltimore VLT license to Caesars-Rock Gaming alliance

The table below highlights certain GAAP and non-GAAP financial measures:

	Quarter Ended June 30,		Percent Favorable/ (Unfavorable)	Six Months Ended June 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions, except per share data)	2012	2011		2012	2011
Net revenues	$2,165.7	$2,161.7	0.2%	$4,374.1	$4,277.8	2.3%
Income from operations	81.8	231.6	(64.7)%	138.3	426.2	(67.6)%
Loss from continuing operations, net of income taxes	(255.9)	(165.6)	(54.5)%	(548.6)	(321.9)	(70.4)%
Income from discontinued operations, net of income taxes	14.1	12.5	12.8%	25.7	24.0	7.1%
Net loss attributable to Caesars	(241.7)	(155.5)	(55.4)%	(522.3)	(302.9)	(72.4)%
Diluted loss per share (1)	(1.93)	(1.24)	(55.6)%	(4.17)	(2.42)	(72.3)%
Property EBITDA (2)	518.3	541.8	(4.3)%	1,074.8	1,026.7	4.7%
Adjusted EBITDA (3)	512.4	526.1	(2.6)%	1,035.6	995.1	4.1%

See footnotes following Caesars Entertainment Operating Company, Inc. results later in this release.

Management Commentary

“After a strong first quarter, difficult economic conditions led to lower visitation in several regions, impacting our core operating results in the second quarter,” said Gary Loveman, Caesars Entertainment Corporation’s chairman, chief executive officer and president. “While the economy may continue to pose challenges, we remain focused on controlling costs, investing in growth opportunities and our core brands and strengthening our capital structure.

“We made significant progress during the quarter in expanding our domestic distribution,” Loveman said. “Our alliance with Rock Gaming LLC opened Ohio’s first casino, Horseshoe Cleveland, and is ahead of schedule on construction of Horseshoe Cincinnati, which is expected to open early next year. Horseshoe Cleveland has drawn larger than expected crowds and enrolled more than 50,000 new members in our Total Rewards loyalty-program during the quarter.

“In New England, our alliance with the Suffolk Downs racetrack in East Boston announced plans to apply for a license to build a Caesars-branded property to serve the millions who live in or visit the historic region,” he said.

On July 31, the Maryland Video Lottery Facility Location Commission granted a license to a Caesars-Rock Gaming consortium to build and operate a 3,750 VLT facility in Baltimore. “We are pleased to have been awarded the license,” Loveman said, “and look forward to building a unique entertainment experience that will attract customers from across the country. The development of Harrah’s Baltimore is part of our plan to develop casinos in urban areas that integrate into and support the surrounding communities.

“In Las Vegas, we will begin taking reservations in October for the Nobu Tower at Caesars Place, and expect to announce soon some of the key anchor tenants for the $550 million Linq retail, dining and entertainment experience across from Caesars on the Las Vegas Strip,” Loveman said.

Financial Results

As previously disclosed, in May 2012, the Company entered into an agreement to sell its Harrah’s St. Louis casino to Penn National Gaming, Inc. for a purchase price of $610.0 million. The sale is expected to close in the second half of 2012 and the Company expects to use the net proceeds from the sale to fund CEOC capital expenditures or to repurchase certain outstanding debt obligations of CEOC. As a result of the transaction, the assets and liabilities of the Harrah’s St. Louis casino that are included in the sale are classified as held for sale in the consolidated summary balance sheets shown later in this release and the results of the Harrah’s St. Louis casino are presented as Discontinued Operations in the consolidated summary of operations for the second quarter and first half of 2012 and 2011, also shown later in this release.

Net revenues for the second quarter of 2012 were $2,165.7 million, up $4.0 million, or 0.2%, from the year-earlier period, due mainly to increased revenues from the Company’s international and online operations, including Playtika Ltd., which was acquired during 2011, that offset lower casino revenues in several U.S. regions, primarily Atlantic City. Casino revenues in the second quarter of 2012 have deteriorated from the first quarter of 2012 due to a softening of economic conditions which has negatively impacted the Company’s results.

For the second quarter of 2012, income from operations decreased $149.8 million, or 64.7%, to $81.8 million from $231.6 million in the prior-year quarter, due mainly to non-cash impairment charges of $101.0 million related to the Macau land concession and $33.0 million related to trademark intangibles as well as higher depreciation expense in the Las Vegas region associated with the 662-room Octavius Tower at Caesars Palace that opened to the public in January 2012.

Net loss attributable to Caesars for the second quarter of 2012 was $241.7 million, up $86.2 million, or 55.4%, from the second quarter of 2011. Higher net losses in the second quarter of 2012 reflect the decrease in income from operations described above, largely offset by lower interest expense and an increase in gains on early extinguishments of debt.

For the second quarter of 2012, Property EBITDA and Adjusted EBITDA declined modestly from 2011, primarily driven by weaker demand resulting in lower trips and spend per trip, and higher operating expenses in 2012.

Performance Metrics

The Company measures its performance in part through tracking of trips by rated customers, which means a customer whose gaming activity is tracked through its Total Rewards customer-loyalty system (“trips”), and by spend per rated customer trip (“spend per trip”).

The following table reflects the percentage increase/(decrease) in trips and spend per trip for the U.S. regions for the second quarter and first half of 2012, compared with the same periods in 2011.

	Quarter Ended June 30, 2012		Six Months Ended June 30, 2012
	Trips	Spend per Trip	Trips	Spend per Trip
Consolidated Caesars	(1.6)%	(1.9)%	(0.4)%	(1.5)%
Las Vegas region	2.3%	(3.3)%	3.8%	(2.9)%
Atlantic City region:
Lodgers	(10.9)%	0.7%	(7.1)%	(0.2)%
Non-lodgers	(8.2)%	(0.7)%	(4.2)%	1.0%
All other regions	2.1%	(2.7)%	1.2%	(2.6)%

On a consolidated basis, in 2012 compared to 2011, trips in the second quarter decreased 1.6%. Trip increases were reflected in several of the U.S. regions in the second quarter of 2012; however, they were unable to offset the declines in the Atlantic City region overall. The declines in spend per trip were led by the VIP segment, with the retail segment showing gains in some regions.

On a consolidated basis in 2012 compared to 2011, second quarter cash average daily room rates increased from $92 to $95 and total occupancy percentage remained flat.

Results by Region

To provide more meaningful information than would be possible on either a consolidated basis or an individual property basis, the Company’s casino properties and other operations have been grouped into seven regions. Operating results for each of the regions are provided below.

Las Vegas Region

Las Vegas Region properties include Bally’s Las Vegas, Bill’s Gamblin’ Hall & Saloon, Caesars Palace, Flamingo Las Vegas, Harrah’s Las Vegas, Imperial Palace, Paris, Planet Hollywood, and Rio.

	Quarter Ended June 30,		Percent Favorable/ (Unfavorable)	Six Months Ended June 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2012	2011		2012	2011
Net revenues	$780.7	$786.4	(0.7)%	$1,552.3	$1,512.8	2.6%
Income from operations	127.8	147.4	(13.3)%	247.9	260.2	(4.7)%
Property EBITDA (2)	214.4	233.1	(8.0)%	425.7	426.5	(0.2)%

Second-quarter net revenues in the Las Vegas region decreased $5.7 million, or 0.7%, in 2012 from 2011. Trip increases of 2.3% and the additional rooms resulting from the January 2012 opening of the Octavius Tower at Caesars Palace resulted in increased rooms revenues in the second quarter of 2012 from 2011; however lower casino revenues resulting from spend per trip declines, particularly in the VIP segment, of 3.3% more than offset those increases. Hotel revenues in the region increased 4.4%, as cash average daily room rates increased 4.5% to $97 from $93, which was partially offset by a decrease in total occupancy percentages of 2.6 percentage points for the second quarter of 2012 from 2011. Income from operations decreased for the second quarter of 2012 due to the income impact of lower revenues and increases in property operating expenses and depreciation expense mainly associated with the Octavius Tower. Results in the region were also negatively impacted by the Linq construction activities, which the Company estimates to have reduced net revenues by approximately $10 million to $15 million and reduced income from operations by approximately $5 million to $10 million. Property EBITDA for the second quarter of 2012 was lower than in 2011, mainly resulting from the lower revenues and the increase in property operating expenses.

Construction on the Linq project in Las Vegas commenced in the third quarter of 2011 and the project is progressing well. The foundation plinths for the High Roller observation wheel are complete, and last month the Company received the Amusement and Transportation System permit from Clark County, allowing construction on all elements of the wheel, which is expected to open in the first quarter of 2014, to proceed.

Atlantic City Region

Atlantic City region properties include Bally’s Atlantic City, Caesars Atlantic City, Harrah’s Atlantic City, Harrah’s Philadelphia (formerly known as Harrah’s Chester), and Showboat Atlantic City.

	Quarter Ended June 30,		Percent Favorable/ (Unfavorable)	Six Months Ended June 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2012	2011		2012	2011
Net revenues	$436.5	$477.4	(8.6)%	$868.9	$926.8	(6.2)%
Income from operations	16.3	34.5	(52.8)%	35.1	53.9	(34.9)%
Property EBITDA (2)	67.1	84.3	(20.4)%	137.1	150.8	(9.1)%

Net revenues for the second-quarter 2012 in the Atlantic City region were down $40.9 million, or 8.6%, from 2011, due mainly to lower casino revenues caused in part by a decline in trips. Trips by lodgers and non-lodgers declined 10.9% and 8.2%, respectively, in the second quarter of 2012 from 2011 due mainly to new competition in the Northeast and Mid-Atlantic regions; however, spend per trip metrics for both lodger and non-lodger segments did not decline significantly compared with prior year. The Company expects the market to continue to be challenged by local and regional competition in future quarters. Income from operations and Property EBITDA were down in the second quarter of 2012 compared with 2011 due mainly to the income impact of lower revenues, partially offset by a decrease in property tax expense of approximately $7 million due to lower property tax assessments in Atlantic City.

Louisiana/Mississippi Region

Louisiana/Mississippi region properties include Grand Casino Biloxi, Harrah’s New Orleans, Harrah’s Tunica, Horseshoe Bossier City, Horseshoe Tunica, Louisiana Downs, and Tunica Roadhouse.

	Quarter Ended June 30,		Percent Favorable/ (Unfavorable)	Six Months Ended June 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2012	2011		2012	2011
Net revenues	$273.8	$267.7	2.3%	$577.3	$553.8	4.2%
Income/(loss) from operations	32.7	36.9	(11.4)%	(88.2)	70.6	*
Property EBITDA (2)	61.2	62.9	(2.7)%	138.3	123.4	12.1%

*	Not meaningful.

Second-quarter 2012 net revenues in the Louisiana/Mississippi region increased slightly from 2011 due to last year’s flood related closures at three properties. There were increases in casino, food and beverage, and rooms revenues due mainly to a rise in trips; however spend per trip was down. Income from operations and Property EBITDA were both lower in the second quarter of 2012 from 2011 due mainly to increased property operating expenses, which more than offset the higher revenues.

Iowa/Missouri Region

Iowa/Missouri region properties include Harrah’s Council Bluffs, Harrah’s North Kansas City, and Horseshoe Council Bluffs. On May 7, 2012, Caesars entered into an agreement to sell Harrah’s St Louis, therefore, the results in the table below exclude those of Harrah’s St. Louis for all periods.

	Quarter Ended June 30,		Percent Favorable/ (Unfavorable)	Six Months Ended June 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2012	2011		2012	2011
Net revenues	$115.0	$117.7	(2.3)%	$233.6	$232.2	0.6%
Income from operations	28.1	27.3	2.9%	55.8	52.2	6.9%
Property EBITDA (2)	35.5	34.9	1.7%	70.6	67.6	4.4%

Net revenues in the second quarter of 2012 in the Iowa/Missouri region decreased $2.7 million, or 2.3%, from 2011 due mainly to a decline in casino revenues resulting from fewer trips partly attributable to increased competition in the region; however, spend per trip increased. Income from operations and Property EBITDA increased for the second quarter of 2012 from 2011 due to a decrease in property operating expenses, partially offset by lower revenues.

Illinois/Indiana Region

Illinois/Indiana region properties include Harrah’s Joliet, Harrah’s Metropolis, Horseshoe Hammond, and Horseshoe Southern Indiana.

	Quarter Ended June 30,		Percent Favorable/ (Unfavorable)	Six Months Ended June 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2012	2011		2012	2011
Net revenues	$266.1	$268.8	(1.0)%	$539.2	$545.9	(1.2)%
Income from operations	42.9	40.6	5.7%	81.1	79.7	1.8%
Property EBITDA (2)	62.3	63.5	(1.9)%	119.9	122.9	(2.4)%

Second-quarter 2012 net revenues in the Illinois/Indiana region decreased $2.7 million, or 1.0%, from 2011 largely due to a decline in casino revenues attributable in part to new competition in the region beginning in the third quarter of 2011. The decline was partially offset by the comparative impact of the flood-related property closures in the second quarter of 2011. While trips rose slightly in 2012 compared to 2011 there was a decline in spend per trip. Income from operations for the second quarter of 2012 increased $2.3 million, or 5.7%, from the same period in 2011 due mainly to reduced property operating expenses, lower depreciation expense and a decrease in write-downs, reserves, and project opening costs, net of recoveries. Property EBITDA decreased due mainly to the income impact of lower revenues.

Other Nevada Region

Other Nevada Region properties include Harrah’s Lake Tahoe, Harrah’s Laughlin, Harrah’s Reno, and Harveys Lake Tahoe.

	Quarter Ended June 30,		Percent Favorable/ (Unfavorable)	Six Months Ended June 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2012	2011		2012	2011
Net revenues	$101.7	$108.6	(6.4)%	$202.4	$214.2	(5.5)%
Income from operations	8.0	10.8	(25.9)%	13.8	18.0	(23.3)%
Property EBITDA (2)	18.6	21.3	(12.7)%	35.5	39.4	(9.9)%

Second-quarter 2012 net revenues decreased $6.9 million, or 6.4%, from the same period in 2011 due mainly to a decline in casino revenues. Trips to the properties in the region increased; however, there was decline in spend per trip. Income from operations and Property EBITDA decreased from 2011 due mainly to lower revenues, partially offset by reduced property operating expenses.

Managed, International and Other

The Managed region includes Caesars’ management companies that operate three Indian-owned casinos, Caesars Windsor and Horseshoe Cleveland, and the results of Thistledown Racetrack. The International region includes the results of Caesars’ international operations. The Other region is comprised of corporate expenses, including administrative, marketing, and development costs, income from certain non-consolidated affiliates, and the results of Caesars Interactive Entertainment, Inc. (“CIE”), which consists of the businesses related to the World Series of Poker® (“WSOP”) brand, an online real-money business in the U.K. and alliances with online gaming providers in Italy and France, and the results of Playtika Ltd., a social media and mobile games developer, since May 2011 when CIE acquired a controlling interest.

	Quarter Ended June 30,		Percent Favorable/ (Unfavorable)	Six Months Ended June 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2012	2011		2012	2011
Net revenues
Managed	$14.0	$12.8	9.4%	$25.0	$23.4	6.8%
International	102.2	99.3	2.9%	235.0	225.2	4.4%
Other	75.7	23.0	229.1%	140.4	43.5	222.8%

Total net revenues	$191.9	$135.1	42.0%	$400.4	$292.1	37.1%

(Loss)/income from operations
Managed	$3.0	$1.0	200.0%	$5.0	$2.1	138.1%
International	(102.1)	1.6	*	(85.2)	19.9	*
Other	(74.9)	(68.5)	(9.3)%	(127.0)	(130.4)	2.6%

Total loss from operations	$(174.0)	$(65.9)	(164.0)%	$(207.2)	$(108.4)	(91.1)%

*	Not meaningful.

Net revenues in the second quarter of 2012 for Managed, International, and Other increased $56.8 million, or 42.0%, from 2011, due mainly to higher revenues associated with the Company’s growing online operations, including the addition of revenues attributable to the 2011 acquisition of Playtika Ltd. Loss from operations increased $108.1 million, or 164.0%, in the second quarter of 2012 from 2011, due mainly to non-cash impairment charges, including $101.0 million related to the Macau land concession and $33.0 million related to trademark intangibles, partially offset by the income impact of higher revenues.

Other Items

Interest expense, net of interest capitalized, decreased by $28.1 million, or 5.4%, in the second quarter of 2012, due primarily to mark-to-market gains on derivatives of $17.6 million in 2012 compared with losses of $23.1 million in 2011, partially offset by higher debt balances compared with the year-ago quarter. Interest expense is reported net of interest capitalized of $9.2 million and $0.2 million for the second quarter of 2012 and 2011, respectively. Interest capitalized in 2012 is primarily related to the Linq project in Las Vegas.

During the second quarter of 2012, the Company recognized a gain on early extinguishment of debt of $32.7 million, net of deferred financing costs, due primarily to the purchase of $83.7 million face value of CMBS Loans for $50.2 million. During the second quarter of 2011, the Company recognized a gain on early extinguishment of debt of $14.7 million, net of deferred financing costs, due to the purchase of $50.0 million face value of CMBS Loans for $35.0 million.

Caesars Entertainment has undertaken comprehensive cost-reduction efforts to rightsize expenses with business levels through its implementation of “Project Renewal,” an initiative designed to reinvent certain aspects of the Company’s functional and operating units to gain significant further cost reductions and streamline its operations. As a part of Project Renewal, the Company designed a shared-services organization that will enable more efficient decision making and sharing of best practices. Caesars anticipates that the Company will have a permanently lower cost structure and will benefit from greater concentration of specified talent and quicker decision making. The Company estimates that Project Renewal and other cost-savings programs produced $42.5 million in incremental cost savings for the second quarter of 2012 compared with the same period in 2011. Additionally, as of June 30, 2012, these cost-savings programs will produce additional annual cost savings of $147.2 million, based on the full implementation of current projects that are in process. As the Company firms up cost reduction activities, this figure could change.

Caesars Entertainment Operating Company, Inc. Results

As a substantial portion of the debt of Caesars Entertainment’s consolidated group is issued by Caesars Entertainment Operating Company, Inc. (“CEOC”), the Company believes it is meaningful to also provide information on the results of operations of CEOC. Results for CEOC are summarized below. CEOC’s Summary of Operations, Supplemental Information, and Reconciliation of Net Loss Attributable to CEOC to Adjusted EBITDA, LTM Adjusted EBITDA-Pro Forma, and LTM Adjusted EBITDA-Pro Forma - CEOC Restricted, can be found at the end of this press release.

	Quarter Ended June 30,		Percent Favorable/ (Unfavorable)	Six Months Ended June 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2012	2011		2012	2011
Net revenues	$1,610.2	$1,650.3	(2.4)%	$3,288.5	$3,295.5	(0.2)%
Income from operations	36.4	184.5	(80.3)%	41.7	351.4	(88.1)%
Loss from continuing operations, net of income taxes	(291.1)	(189.3)	(53.8)%	(632.3)	(371.5)	(70.2)%
Income from discontinued operations, net of income taxes	14.1	12.5	12.8%	25.7	24.0	7.1%
Net loss attributable to CEOC	(278.7)	(179.2)	(55.5)%	(607.6)	(352.7)	(72.3)%
Property EBITDA (2)	406.0	429.2	(5.4)%	843.6	824.0	2.4%
Adjusted EBITDA (3)	384.4	411.9	(6.7)%	788.0	790.2	(0.3)%

(1)

Diluted loss per share for the periods shown includes earnings per share from Discontinued Operations in the second quarter and first half of 2012 of $0.11 and $0.21 per share, respectively and earnings per share from Discontinued Operations for the second quarter and first half of 2011 of $0.10 and $0.19 per share, respectively. On February 8, 2012, the Company effected a 1.742-for-one split of its common stock. All applicable per-share data presented herein has been retroactively adjusted to give effect to this stock split

(2)

Property EBITDA is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure later in this release. Property EBITDA is included because the Company’s management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.

(3)

Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure later in this release. Adjusted EBITDA does not include the pro forma effect of adjustments related to properties and yet-to-be-realized cost savings from the Company’s profitability improvement programs.

Caesars Entertainment will host a conference call today, August 6, 2012 at 2 p.m. Pacific Time to review its second quarter results. The call will be accessible in the Investor Relations section of www.caesars.com.

If you would like to ask questions and be an active participant in the call, you should dial (877) 637-3723, or (832) 412-1752 for international callers, and enter Conference ID 13353562 approximately 10 minutes before the call start time. A recording of the live call will be available on the Company’s website for 90 days after the event.

* * * * *

Caesars Entertainment is the world’s most diversified casino-entertainment company. Since its beginning in Reno, Nevada, more than 74 years ago, Caesars has grown through development of new resorts, expansions, and acquisitions, and now operates casinos on four continents. The company’s resorts operate primarily under the Caesars®, Harrah’s®, and Horseshoe® brand names. Caesars also owns the World Series of Poker® and the London Clubs International family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence, and technology leadership. Caesars Entertainment is committed to environmental sustainability and energy conservation and recognize the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies, and future financial results of Caesars. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Caesars may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the impact of the Company’s significant indebtedness;

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•

construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	the effects of environmental and structural building conditions relating to the Company’s properties;

•	the ability to timely and cost-effectively integrate companies that the Company acquires into its operations;

•	the ability to realize the expense reductions from cost savings programs;

•	access to available and reasonable financing on a timely basis;

•

changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines, and fines of courts, regulators, and governmental bodies;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•	the ability of the Company’s customer-tracking, customer loyalty, and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

•	the ability to recoup costs of capital investments through higher revenues;

•	acts of war or terrorist incidents, severe weather conditions, uprisings, or natural disasters;

•	access to insurance on reasonable terms for the Company’s assets;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the potential difficulties in employee retention and recruitment as a result of the Company’s substantial indebtedness or any other factor; and

•	the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release.

CAESARS ENTERTAINMENT CORPORATION

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2012	2011	2012	2011
Net revenues	$2,165.7	$2,161.7	$4,374.1	$4,277.8
Property operating expenses	(1,672.2)	(1,644.9)	(3,347.7)	(3,299.7)
Depreciation and amortization	(180.9)	(169.5)	(364.6)	(341.7)
Write-downs, reserves, and project opening costs, net of recoveries	(8.0)	(29.2)	(30.6)	(47.7)
Intangible and tangible asset impairment charges	(134.0)	—	(301.5)	—
Loss on interests in non-consolidated affiliates	(3.2)	(3.4)	(10.3)	(3.0)
Corporate expense	(41.3)	(44.2)	(93.5)	(78.6)
Acquisition and integration costs	(1.1)	0.4	(1.2)	(2.3)
Amortization of intangible assets	(43.2)	(39.3)	(86.4)	(78.6)

Income from operations	81.8	231.6	138.3	426.2
Interest expense, net of interest capitalized	(496.5)	(524.6)	(1,058.5)	(998.0)
Gains on early extinguishments of debt	33.7	14.7	79.5	47.9
Other income, including interest income	6.5	5.0	14.7	8.5

Loss from continuing operations before income taxes	(374.5)	(273.3)	(826.0)	(515.4)
Benefit for income taxes	118.6	107.7	277.4	193.5

Loss from continuing operations, net of income taxes	(255.9)	(165.6)	(548.6)	(321.9)
Discontinued operations
Income from discontinued operations	22.9	20.5	41.9	39.5
Provision for income taxes	(8.8)	(8.0)	(16.2)	(15.5)

Income from discontinued operations, net of income taxes	14.1	12.5	25.7	24.0

Net loss	(241.8)	(153.1)	(522.9)	(297.9)
Less: net loss/(income) attributable to non-controlling interests	0.1	(2.4)	0.6	(5.0)

Net loss attributable to Caesars	$(241.7)	$(155.5)	$(522.3)	$(302.9)

(Loss)/earnings per share - basic and diluted
Loss per share from continuing operations	$(2.04)	$(1.34)	$(4.38)	$(2.61)
Earnings per share from discontinued operations	0.11	0.10	0.21	0.19

Net loss per share	$(1.93)	$(1.24)	$(4.17)	$(2.42)

CAESARS ENTERTAINMENT CORPORATION

CONSOLIDATED SUMMARY BALANCE SHEETS

(UNAUDITED)

(In millions)	June 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$985.1	$894.6
Assets held for sale (a)	11.1	11.6
Other current assets	972.8	931.0

Total current assets	1,969.0	1,837.2
Property and equipment, net	16,676.1	17,069.9
Goodwill and other intangible assets	7,604.4	7,723.6
Restricted cash	346.2	451.1
Assets held for sale (a)	592.3	593.4
Other long-term assets	850.2	840.4

	$28,038.2	$28,515.6

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$42.8	$40.4
Liabilities held for sale (a)	9.6	10.1
Other current liabilities	1,621.4	1,552.3

Total current liabilities	1,673.8	1,602.8
Long-term debt	19,900.8	19,759.5
Other long-term liabilities	5,856.4	6,099.9

	27,431.0	27,462.2

Total Caesars stockholders’ equity	530.2	1,006.7
Non-controlling interests	77.0	46.7

Total equity	607.2	1,053.4

	$28,038.2	$28,515.6

(a)	These balances relate to the sale of the Harrah’s St. Louis casino which is expected to close in the second half of 2012.

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION

TO PROPERTY EBITDA

(UNAUDITED)

Property EBITDA is presented as a supplemental measure of the Company’s performance. Property EBITDA is defined as revenues less property operating expenses and is comprised of net income/(loss) before (i) interest expense, net of interest capitalized and interest income, (ii) (benefit)/provision for income taxes, (iii) depreciation and amortization, (iv) corporate expenses, and (v) certain items that the Company does not consider indicative of its ongoing operating performance at an operating property level. In evaluating Property EBITDA you should be aware that, in the future, the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The presentation of Property EBITDA should not be construed as an inference that future results will be unaffected by unusual or unexpected items.

Property EBITDA is a non-GAAP financial measure commonly used in the Company’s industry and should not be construed as an alternative to net income/(loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA may not be comparable to similarly titled measures reported by other companies within the industry. Property EBITDA is included because management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.

The following tables reconcile net loss attributable to Caesars to Property EBITDA for the periods indicated.

	Quarter Ended June 30, 2012
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed, Int’l and Other	Discontinued Operations	Total
Net loss attributable to Caesars									$(241.7)
Net loss attributable to non-controlling interests									(0.1)

Net loss									(241.8)
Income from discontinued operations, net of income taxes									(14.1)

Net loss from continuing operations, net of income taxes									(255.9)
Benefit for income taxes									(118.6)

Loss from continuing operations before income taxes									(374.5)
Other income, including interest income									(6.5)
Gains on early extinguishments of debt									(33.7)
Interest expense, net of interest capitalized									496.5

Income/(loss) from operations	$127.8	$16.3	$32.7	$28.1	$42.9	$8.0	$(174.0)		81.8
Depreciation and amortization	64.9	44.9	18.7	7.4	18.8	7.1	19.1		180.9
Amortization of intangible assets	19.0	4.0	5.5	—	0.3	3.5	10.9		43.2
Intangible and tangible asset impairment charges	—	—	—	—	—	—	134.0		134.0
Write-downs, reserves, and project opening costs, net of recoveries	3.5	0.3	4.4	—	0.3	—	(0.5)		8.0
Acquisition and integration costs	—	—	—	—	—	—	1.1		1.1
(Income)/loss on interests in non-consolidated affiliates	(0.8)	1.5	(0.2)	—	—	—	2.7		3.2
Corporate expense	—	—	—	—	—	—	41.3		41.3
EBITDA attributable to Harrah’s St. Louis								$24.8	24.8

Property EBITDA	$214.4	$67.1	$61.2	$35.5	$62.3	$18.6	$34.4	$24.8	$518.3

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION

TO PROPERTY EBITDA

(UNAUDITED)

	Quarter Ended June 30, 2011
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed, Int’l and Other	Discontinued Operations	Total
Net loss attributable to Caesars									$(155.5)
Net income attributable to non-controlling interests									2.4

Net loss									(153.1)
Income from discontinued operations, net of income taxes									(12.5)

Net loss from continuing operations, net of income taxes									(165.6)
Benefit for income taxes									(107.7)

Loss from continuing operations before income taxes									(273.3)
Other income, including interest income									(5.0)
Gains on early extinguishments of debt									(14.7)
Interest expense, net of interest capitalized									524.6

Income/(loss) from operations	$147.4	$34.5	$36.9	$27.3	$40.6	$10.8	$(65.9)		231.6
Depreciation and amortization	56.2	43.4	18.2	7.6	19.7	7.0	17.4		169.5
Amortization of intangible assets	19.0	3.7	5.5	—	0.4	3.4	7.3		39.3
Write-downs, reserves, and project opening costs, net of recoveries	8.5	2.2	2.5	—	2.8	0.1	13.1		29.2
Acquisition and integration costs	—	—	—	—	—	—	(0.4)		(0.4)
Loss/(income) on interests in non-consolidated affiliates	2.0	0.5	(0.2)	—	—	—	1.1		3.4
Corporate expense	—	—	—	—	—	—	44.2		44.2
EBITDA attributable to Harrah’s St. Louis								$25.0	25.0

Property EBITDA	$233.1	$84.3	$62.9	$34.9	$63.5	$21.3	$16.8	$25.0	$541.8

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION

TO PROPERTY EBITDA

(UNAUDITED)

	Six Months Ended June 30, 2012
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed, Int’l and Other	Discontinued Operations	Total
Net loss attributable to Caesars									$(522.3)
Net loss attributable to non-controlling interests									(0.6)

Net loss									(522.9)
Income from discontinued operations, net of income taxes									(25.7)

Net loss from continuing operations, net of income taxes									(548.6)
Benefit for income taxes									(277.4)

Loss from continuing operations before income taxes									(826.0)
Other income, including interest income									(14.7)
Gains on early extinguishments of debt									(79.5)
Interest expense, net of interest capitalized									1,058.5

Income/(loss) from operations	$247.9	$35.1	$(88.2)	$55.8	$81.1	$13.8	$(207.2)		138.3
Depreciation and amortization	134.3	89.6	37.4	14.8	37.7	14.2	36.6		364.6
Amortization of intangible assets	37.9	8.0	11.0	—	0.5	6.9	22.1		86.4
Intangible and tangible asset impairment charges	—	—	167.5	—	—	—	134.0		301.5
Write-downs, reserves, and project opening costs, net of recoveries	7.2	2.2	10.8	—	0.6	0.6	9.2		30.6
Acquisition and integration costs	—	—	—	—	—	—	1.2		1.2
(Income)/loss on interests in non-consolidated affiliates	(1.6)	2.2	(0.3)	—	—	—	10.0		10.3
Corporate expense	—	—	—	—	—	—	93.5		93.5
EBITDA attributable to Harrah’s St. Louis								$48.4	48.4

Property EBITDA	$425.7	$137.1	$138.3	$70.6	$119.9	$35.5	$99.3	$48.4	$1,074.8

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION

TO PROPERTY EBITDA

(UNAUDITED)

	Six Months Ended June 30, 2011
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed, Int’l and Other	Discontinued Operations	Total
Net loss attributable to Caesars									$(302.9)
Net income attributable to non-controlling interests									5.0

Net loss									(297.9)
Income from discontinued operations, net of income taxes									(24.0)

Net loss from continuing operations, net of income taxes									(321.9)
Benefit for income taxes									(193.5)

Loss from continuing operations before income taxes									(515.4)
Other income, including interest income									(8.5)
Gains on early extinguishments of debt									(47.9)
Interest expense, net of interest capitalized									998.0

Income/(loss) from operations	$260.2	$53.9	$70.6	$52.2	$79.7	$18.0	$(108.4)		426.2
Depreciation and amortization	114.5	86.0	37.0	15.4	39.6	14.2	35.0		341.7
Amortization of intangible assets	38.2	7.6	11.0	—	0.7	7.0	14.1		78.6
Write-downs, reserves, and project opening costs, net of recoveries	12.3	2.2	5.1	—	2.9	0.2	25.0		47.7
Acquisition and integration costs	0.3	—	—	—	—	—	2.0		2.3
Loss/(income) on interests in non-consolidated affiliates	1.0	1.1	(0.3)	—	—	—	1.2		3.0
Corporate expense	—	—	—	—	—	—	78.6		78.6
EBITDA attributable to Harrah’s St. Louis								$48.6	48.6

Property EBITDA	$426.5	$150.8	$123.4	$67.6	$122.9	$39.4	$47.5	$48.6	$1,026.7

CAESARS ENTERTAINMENT CORPORATION SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION TO ADJUSTED EBITDA AND LTM ADJUSTED EBITDA-PRO FORMA

(UNAUDITED)

Adjusted EBITDA is defined as earnings before interest expense, income taxes, and depreciation and amortization (“EBITDA”) further adjusted to exclude certain non-cash and other items required or permitted in calculating covenant compliance under the indenture governing CEOC’s secured credit facilities.

Last twelve months (“LTM”) Adjusted EBITDA-Pro Forma is defined as Adjusted EBITDA further adjusted to include pro forma adjustments related to properties and estimated cost savings yet-to-be-realized.

Adjusted EBITDA and LTM Adjusted EBITDA-Pro Forma are presented as supplemental measures of the Company’s performance and management believes that Adjusted EBITDA and LTM Adjusted EBITDA-Pro Forma provide investors with additional information and allow a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.

Because not all companies use identical calculations, the presentation of Adjusted EBITDA and LTM Adjusted EBITDA-Pro Forma may not be comparable to other similarly titled measures of other companies.

The following table reconciles net loss attributable to Caesars to Adjusted EBITDA for the quarters ended June 30, 2012 and 2011:

(In millions)	Quarter Ended June 30, 2012	Quarter Ended June 30, 2011
Net loss attributable to Caesars	$(241.7)	$(155.5)
Interest expense, net of interest capitalized and interest income	490.2	519.6
Benefit for income taxes (a)	(109.8)	(99.7)
Depreciation and amortization (b)	229.2	216.1

EBITDA	367.9	480.5
Project opening costs, abandoned projects and development costs (c)	2.0	1.5
Acquisition and integration costs (d)	1.1	(0.4)
Gains on early extinguishments of debt (e)	(33.7)	(14.7)
Net (loss)/income attributable to non-controlling interests, net of (distributions) (f)	(1.5)	0.6
Impairments of intangible and tangible assets (g)	134.0	—
Non-cash expense for stock compensation benefits (h)	21.6	4.4
Adjustments for recoveries from insurance claims for flood losses(i)	—	14.0
Other items(j)	21.0	40.2

Adjusted EBITDA	$512.4	$526.1

The following table reconciles net loss attributable to Caesars to Adjusted EBITDA for the six months ended June 30, 2012 and 2011 and for the year ended December 31, 2011, and reconciles net loss attributable to Caesars to LTM Adjusted EBITDA-Pro Forma for the last twelve months ended June 30, 2012.

	(1)	(2)	(3)
(In millions)	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011	Year Ended December 31, 2011	(1)-(2)+(3) LTM
Net loss attributable to Caesars	$(522.3)	$(302.9)	$(687.6)	$(907.0)
Interest expense, net of interest capitalized and interest income	1,045.2	989.2	2,097.8	2,153.8
Benefit for income taxes (a)	(261.2)	(178.0)	(506.9)	(590.1)
Depreciation and amortization (b)	463.8	435.3	881.3	909.8

EBITDA	725.5	943.6	1,784.6	1,566.5
Project opening costs, abandoned projects and development costs (c)	16.5	3.9	37.0	49.6
Acquisition and integration costs (d)	1.2	2.3	4.3	3.2
Gains on early extinguishments of debt (e)	(79.5)	(47.9)	(47.9)	(79.5)
Net (loss)/income attributable to non-controlling interests, net of (distributions) (f)	(3.4)	1.2	11.1	6.5
Impairments of intangible and tangible assets (g)	301.5	—	11.0	312.5
Non-cash expense for stock compensation benefits (h)	33.2	10.3	22.2	45.1
Adjustments for recoveries from insurance claims for flood losses(i)	(6.6)	14.0	6.6	(14.0)
Other items(j)	47.2	67.7	114.7	94.2

Adjusted EBITDA	$1,035.6	$995.1	$1,943.6	1,984.1

Pro forma adjustment for estimated cost savings yet-to-be-realized (k)				147.2
Pro forma adjustments for discontinued operations (l)				(84.5)

LTM Adjusted EBITDA-Pro Forma				$2,046.8

(a)

Amounts include the provision for income taxes related to discontinued operations of $8.8 million and $8.0 million for the second quarter of 2012 and 2011, respectively, and the provision for income taxes related to discontinued operations of $16.2 million, $15.5 million, and $29.5 million for the six months ended June 30, 2012 and 2011, and for the year ended December 31, 2011, respectively.

(b)

Amounts include depreciation and amortization related to discontinued operations of $1.9 million and $4.5 million for the second quarter of 2012 and 2011, respectively, and depreciation and amortization related to discontinued operations of $6.5 million, $9.1 million, and $18.2 million for the six months ended June 30, 2012 and 2011, and for the year ended December 31, 2011, respectively.

(c)

Amounts represent pre-opening costs incurred in connection with new property openings and expansion projects at existing properties, as well as any non-cash write-offs of abandoned development projects.

(d)

Amounts include certain one-time costs associated with development activities in Ohio, Massachusetts, and other markets which are infrequently occurring costs and associated with acquisition initiatives.

(e)

Amounts represent the difference between the fair value of consideration paid and the book value, net of deferred financing costs, of debt retired through debt extinguishment transactions, which are capital structure-related, rather than operational-type costs.

(f)

Amounts represent minority owners’ share of income/(loss) from the Company’s majority-owned consolidated subsidiaries, net of cash distributions to minority owners, which is a non-cash item as it excludes any cash distributions.

(g)	Amounts represent non-cash charges to impair intangible and tangible assets primarily resulting from changes in the business outlook in light of economic conditions.
(h)	Amounts represent non-cash stock-based compensation expense related to stock options granted to the Company’s employees.
(i)	Amounts represent adjustments for insurance claims related to lost profits during the floods that occurred in 2011.
(j)

Amounts represent add-backs and deductions from EBITDA, whether permitted and/or required under the indentures governing CEOC’s existing notes and the credit agreement governing CEOC’s senior secured credit facilities, included in arriving at LTM Adjusted EBITDA-Pro Forma but not separately identified. Such add-backs and deductions include litigation awards and settlements, severance and relocation costs, permit remediation costs, gains and losses from disposals of assets, costs incurred in connection with implementing the Company’s efficiency and cost-saving programs, the Company’s insurance policy deductibles incurred as a result of catastrophic events such as floods and hurricanes, and non-cash equity in earnings of non-consolidated affiliates (net of distributions).

(k)

Amount represents adjustments to reflect the impact of annualized run-rate cost savings and anticipated future cost savings to be realized from the Company’s announced Project Renewal and other profitability improvement programs.

(l)	Per CEOC’s senior secured credit facilities, EBITDA related to the discontinued operations of Harrah’s St. Louis is deducted from LTM Adjusted EBITDA - Pro Forma.

The following tables present the Consolidated Summary of Operations and Supplemental Information for Caesars Entertainment Operating Company, Inc. (“CEOC”), a wholly owned subsidiary of Caesars Entertainment Corporation for the periods indicated.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2012	2011	2012	2011
Net revenues	$1,610.2	$1,650.3	$3,288.5	$3,295.5
Property operating expenses	(1,229.0)	(1,246.1)	(2,493.3)	(2,520.1)
Depreciation and amortization	(141.1)	(131.3)	(285.7)	(265.1)
Write-downs, reserves, and project opening costs, net of recoveries	(5.8)	(27.0)	(26.5)	(43.4)
Intangible and tangible asset impairment charges	(134.0)	—	(301.5)	—
Loss on interests in non-consolidated affiliates	(3.3)	(1.1)	(10.8)	(1.5)
Corporate expense	(32.5)	(36.3)	(76.8)	(63.7)
Acquisition and integration costs	(0.9)	0.3	(0.9)	(1.7)
Amortization of intangible assets	(27.2)	(24.3)	(51.3)	(48.6)

Income from operations	36.4	184.5	41.7	351.4
Interest expense, net of interest capitalized	(475.6)	(500.5)	(1,014.1)	(954.8)
Other income, including interest income	6.6	4.7	14.4	8.4

Loss from continuing operations before income taxes	(432.6)	(311.3)	(958.0)	(595.0)
Benefit for income taxes	141.5	122.0	325.7	223.5

Loss from continuing operations, net of income taxes	(291.1)	(189.3)	(632.3)	(371.5)
Discontinued operations
Income from discontinued operations	22.9	20.5	41.9	39.5
Benefit/(provision) for income taxes	(8.8)	(8.0)	(16.2)	(15.5)

Income from discontinued operations, net of income taxes	14.1	12.5	25.7	24.0

Net loss	(277.0)	(176.8)	(606.6)	(347.5)
Less: net income attributable to non-controlling interests	(1.7)	(2.4)	(1.0)	(5.2)

Net loss attributable to CEOC	$(278.7)	$(179.2)	$(607.6)	$(352.7)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT

OPERATING COMPANY, INC. TO PROPERTY EBITDA

(UNAUDITED)

Property EBITDA is presented as a supplemental measure of CEOC’s performance. Property EBITDA is defined as revenues less property operating expenses and is comprised of net income/(loss) before (i) interest expense, net of interest capitalized and interest income, (ii) (benefit)/provision for income taxes, (iii) depreciation and amortization, (iv) corporate expenses, and (v) certain items that the Company does not consider indicative of CEOC’s ongoing operating performance at an operating property level. In evaluating Property EBITDA you should be aware that in the future, CEOC may incur expenses that are the same or similar to some of the adjustments in this presentation. The presentation of Property EBITDA should not be construed as an inference that CEOC’s future results will be unaffected by unusual or unexpected items.

Property EBITDA is a non-GAAP financial measure commonly used in the Company’s industry and should not be construed as an alternative to net income/(loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA may not be comparable to similarly titled measures reported by other companies within the industry. Property EBITDA is presented because management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.

The following tables reconcile net loss attributable to CEOC to Property EBITDA for the periods indicated.

	Quarter Ended June 30, 2012
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed, Int’l and Other	Discontinued Operations	Total
Net loss attributable to CEOC									$(278.7)
Net income attributable to non-controlling interests									1.7

Net loss									(277.0)
Income from discontinued operations, net of income taxes									(14.1)

Net loss from continuing operations, net of income taxes									(291.1)
Benefit for income taxes									(141.5)

Loss from continuing operations before income taxes									(432.6)
Other income, including interest income									(6.6)
Interest expense, net of interest capitalized									475.6

Income/(loss) from operations	$64.0	$7.4	$32.7	$28.1	$42.9	$2.3	$(141.0)		36.4
Depreciation and amortization	39.8	32.1	18.7	7.4	18.8	5.4	18.9		141.1
Amortization of intangible assets	8.2	3.0	5.5	—	0.3	0.5	9.7		27.2
Intangible and tangible asset impairment charges	—	—	—	—	—	—	134.0		134.0
Write-downs, reserves, and project opening costs, net of recoveries	1.3	0.3	4.4	—	0.3	—	(0.5)		5.8
Acquisition and integration costs	—	—	—	—	—	—	0.9		0.9
Loss/(income) on interests in non-consolidated affiliates	—	0.8	(0.2)	—	—	—	2.7		3.3
Corporate expense	—	—	—	—	—	—	32.5		32.5
EBITDA attributable to Harrah’s St. Louis								$24.8	24.8

Property EBITDA	$113.3	$43.6	$61.2	$35.5	$62.3	$8.2	$57.1	$24.8	$406.0

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT

OPERATING COMPANY, INC. TO PROPERTY EBITDA

(UNAUDITED)

	Quarter Ended June 30, 2011
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed, Int’l and Other	Discontinued Operations	Total
Net loss attributable to CEOC									$(179.2)
Net income attributable to non-controlling interests									2.4

Net loss									(176.8)
Income from discontinued operations, net of income taxes									(12.5)

Net loss from continuing operations, net of income taxes									(189.3)
Benefit for income taxes									(122.0)

Loss from continuing operations before income taxes									(311.3)
Other income, including interest income									(4.7)
Interest expense, net of interest capitalized									500.5

Income/(loss) from operations	$75.7	$24.4	$36.9	$27.3	$40.6	$5.2	$(25.6)		184.5
Depreciation and amortization	32.4	30.6	18.3	7.6	19.7	5.3	17.4		131.3
Amortization of intangible assets	8.1	2.7	5.5	—	0.4	0.6	7.0		24.3
Write-downs, reserves, and project opening costs, net of recoveries	6.9	1.7	2.5	—	2.8	0.1	13.0		27.0
Acquisition and integration costs	—	—	—	—	—	—	(0.3)		(0.3)
Loss/(income) on interests in non-consolidated affiliates	—	0.3	(0.3)	—	—	—	1.1		1.1
Corporate expense	—	—	—	—	—	—	36.3		36.3
EBITDA attributable to Harrah’s St. Louis								$25.0	25.0

Property EBITDA	$123.1	$59.7	$62.9	$34.9	$63.5	$11.2	$48.9	$25.0	$429.2

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT

OPERATING COMPANY, INC. TO PROPERTY EBITDA

(UNAUDITED)

	Six Months Ended June 30, 2012
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed, Int’l and Other	Discontinued Operations	Total
Net loss attributable to CEOC									$(607.6)
Net income attributable to non-controlling interests									1.0

Net loss									(606.6)
Income from discontinued operations, net of income taxes									(25.7)

Net loss from continuing operations, net of income taxes									(632.3)
Benefit for income taxes									(325.7)

Loss from continuing operations before income taxes									(958.0)
Other income, including interest income									(14.4)
Interest expense, net of interest capitalized									1,014.1

Income/(loss) from operations	$128.9	$18.5	$(88.2)	$55.8	$81.1	$0.5	$(154.9)		41.7
Depreciation and amortization	84.5	63.9	37.4	14.8	37.7	10.7	36.7		285.7
Amortization of intangible assets	16.3	5.9	11.0	—	0.5	1.1	16.5		51.3
Intangible and tangible asset impairment charges	—	—	167.5	—	—	—	134.0		301.5
Write-downs, reserves, and project opening costs, net of recoveries	3.3	2.0	10.8	—	0.6	0.6	9.2		26.5
Acquisition and integration costs	—	—	—	—	—	—	0.9		0.9
Loss/(income) on interests in non-consolidated affiliates	—	1.1	(0.3)	—	—	—	10.0		10.8
Corporate expense	—	—	—	—	—	—	76.8		76.8
EBITDA attributable to Harrah’s St. Louis								$48.4	48.4

Property EBITDA	$233.1	$91.4	$138.3	$70.6	$119.9	$12.9	$129.0	$48.4	$843.6

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT

OPERATING COMPANY, INC. TO PROPERTY EBITDA

(UNAUDITED)

	Six Months Ended June 30, 2011
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed, Int’l and Other	Discontinued Operations	Total
Net loss attributable to CEOC									$(352.7)
Net income attributable to non-controlling interests									5.2

Net loss									(347.5)
Income from discontinued operations, net of income taxes									(24.0)

Net loss from continuing operations, net of income taxes									(371.5)
Benefit for income taxes									(223.5)

Loss from continuing operations before income taxes									(595.0)
Other income, including interest income									(8.4)
Interest expense, net of interest capitalized									954.8

Income/(loss) from operations	$142.1	$32.9	$70.6	$52.2	$79.7	$7.4	$(33.5)		351.4
Depreciation and amortization	66.4	60.8	37.0	15.4	39.6	10.8	35.1		265.1
Amortization of intangible assets	16.3	5.5	10.9	—	0.7	1.1	14.1		48.6
Write-downs, reserves, and project opening costs, net of recoveries	8.5	1.8	5.2	—	2.9	0.2	24.8		43.4
Acquisition and integration costs	—	—	—	—	—	—	1.7		1.7
Loss/(income) on interests in non-consolidated affiliates	—	0.5	(0.3)	—	—	—	1.3		1.5
Corporate expense	—	—	—	—	—	—	63.7		63.7
EBITDA attributable to Harrah’s St. Louis								$48.6	48.6

Property EBITDA	$233.3	$101.5	$123.4	$67.6	$122.9	$19.5	$107.2	$48.6	$824.0

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT

OPERATING COMPANY, INC.

TO ADJUSTED EBITDA, LTM ADJUSTED EBITDA-PRO FORMA AND

LTM ADJUSTED EBITDA-PRO FORMA - CEOC RESTRICTED

(UNAUDITED)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash and other items required or permitted in calculating covenant compliance under the indenture governing CEOC’s the credit facility.

LTM Adjusted EBITDA-Pro Forma is defined as Adjusted EBITDA further adjusted to include pro forma adjustments related to properties and estimated cost savings yet-to-be-realized.

Adjusted EBITDA and LTM Adjusted EBITDA-Pro Forma are presented as supplemental measures of CEOC’s performance and management believes that Adjusted EBITDA and LTM Adjusted EBITDA-Pro Forma provide investors with additional information and allow a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of CEOC.

Adjusted EBITDA and LTM Adjusted EBITDA-Pro Forma include the results and adjustments of CEOC on a consolidated basis without the exclusion of CEOC’s unrestricted subsidiaries, and therefore, are different than the calculations used to determine compliance with debt covenants under the credit facility. The reconciliation of net loss attributable to CEOC to LTM Adjusted EBITDA-Pro Forma on the following page includes an additional calculation to exclude the results and adjustments of the unrestricted subsidiaries of CEOC resulting in an amount used to determine compliance with debt covenants (“LTM Adjusted EBITDA-Pro Forma - CEOC Restricted”).

Because not all companies use identical calculations, the presentation of CEOC’s Adjusted EBITDA, LTM Adjusted EBITDA-Pro Forma, and LTM Adjusted EBITDA-Pro Forma - CEOC Restricted may not be comparable to other similarly titled measures of other companies.

The following table reconciles net loss attributable to CEOC to Adjusted EBITDA for the quarters ended June 30, 2012 and 2011.

(In millions)	Quarter Ended June 30, 2012	Quarter Ended June 30, 2011
Net loss attributable to CEOC	$(278.7)	$(179.2)
Interest expense, net of capitalized interest and interest income	469.5	495.7
Benefit for income taxes (a)	(132.7)	(114.0)
Depreciation and amortization (b)	173.4	162.9

EBITDA	231.5	365.4
Project opening costs, abandoned projects and development costs (c)	2.0	1.5
Acquisition and integration costs (d)	0.9	(0.3)
Net income attributable to non-controlling interests, net of (distributions) (e)	0.4	0.7
Impairments of intangible and tangible assets (f)	134.0	—
Non-cash expense for stock compensation benefits (g)	5.2	4.2
Adjustments for recoveries from insurance claims for flood losses(h)	—	14.0
Other items (i)	10.4	26.4

Adjusted EBITDA	$384.4	$411.9

The following table reconciles net loss attributable to CEOC to Adjusted EBITDA for the six months ended June 30, 2012 and 2011 and for the year ended December 31, 2011, and reconciles net loss attributable to CEOC to LTM Adjusted EBITDA-Pro Forma, and LTM Adjusted EBITDA-Pro Forma - CEOC Restricted for the last twelve months ended June 30, 2012.

	(1)	(2)	(3)
(In millions)	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011	Year Ended December 31, 2011	(1)-(2)+(3) LTM
Net loss attributable to CEOC	$(607.6)	$(352.7)	$(779.4)	$(1,034.3)
Interest expense, net of capitalized interest and interest income	1,001.2	946.4	2,007.5	2,062.3
Benefit for income taxes (a)	(309.5)	(208.0)	(533.5)	(635.0)
Depreciation and amortization (b)	349.8	328.7	665.3	686.4

EBITDA	433.9	714.4	1,359.9	1,079.4
Project opening costs, abandoned projects and development costs (c)	16.5	3.9	36.4	49.0
Acquisition and integration costs (d)	0.9	1.7	3.5	2.7
Net income attributable to non-controlling interests, net of (distributions) (e)	(1.8)	1.3	0.6	(2.5)
Impairments of intangible and tangible assets (f)	301.5	—	11.0	312.5
Non-cash expense for stock compensation benefits (g)	16.5	9.9	21.3	27.9
Adjustments for recoveries from insurance claims for flood losses(h)	(6.6)	14.0	6.6	(14.0)
Other items (i)	27.1	45.0	74.5	56.6

Adjusted EBITDA	$788.0	$790.2	$1,513.8	1,511.6
Pro forma adjustment for estimated cost savings yet-to-be-realized (j)				103.0
Pro forma adjustments for discontinued operations (k)				(84.5)

LTM Adjusted EBITDA-Pro Forma				1,530.1

EBITDA of CEOC’s unrestricted subsidiaries				(77.3)
Adjustments related to CEOC’s unrestricted subsidiaries				(6.1)
Pro forma adjustments related to CEOC’s unrestricted subsidiaries				(4.5)

LTM Adjusted EBITDA-Pro Forma - CEOC Restricted				$1,442.2

(a)

Amounts include the provision for income taxes related to discontinued operations of $8.8 million and $8.0 million for the second quarter of 2012 and 2011, respectively, and the provision for income taxes related to discontinued operations of $16.2 million, $15.5 million, and $29.5 million for the six months ended June 30, 2012 and 2011, and for the year ended December 31, 2011, respectively.

(b)

Amounts include depreciation and amortization related to discontinued operations of $1.9 million and $4.5 million for the second quarter of 2012 and 2011, respectively, and depreciation and amortization related to discontinued operations of $6.5 million, $9.1 million, and$18.2 million for the six months ended June 30, 2012 and 2011, and for the year ended December 31, 2011, respectively.

(c)

Amounts represent pre-opening costs incurred in connection with new property openings and expansion projects at existing properties, as well as any non-cash write-offs of abandoned development projects.

(d)

Amounts include certain one-time costs associated with development activities in Ohio, Massachusetts, and other markets which are infrequently occurring costs and associated with acquisition initiatives.

(e)

Amounts represent minority owners’ share of income/(loss) from CEOC’s majority-owned consolidated subsidiaries, net of cash distributions to minority owners, which is a non-cash item as it excludes any cash distributions.

(f)	Amounts represent non-cash charges to impair intangible and tangible assets primarily resulting from changes in the business outlook in light of economic conditions.
(g)	Amounts represent non-cash stock-based compensation expense related to stock options granted to CEOC’s employees.
(h)	Amounts represent adjustments for insurance claims related to lost profits during the floods that occurred in 2011.
(i)

Amounts represent add-backs and deductions from EBITDA, whether permitted and/or required under the indentures governing CEOC’s existing notes and the credit agreement governing CEOC’s senior secured credit facilities, included in arriving at LTM Adjusted EBITDA-Pro Forma - CEOC Restricted but not separately identified. Such add-backs and deductions include litigation awards and settlements, severance and relocation costs, permit remediation costs, gains and losses from disposals of assets, costs incurred in connection with implementing the Company’s efficiency and cost-saving programs, CEOC’s insurance policy deductibles incurred as a result of catastrophic events such as floods and hurricanes, and non-cash equity in earnings of non-consolidated affiliates (net of distributions).

(j)

Amount represents adjustments of CEOC to reflect the impact of annualized run-rate cost savings and anticipated future cost savings to be realized from the Company’s announced Project Renewal and other profitability improvement programs.

(k)	Per CEOC’s senior secured credit facilities, EBITDA related to the discontinued operations of Harrah’s St. Louis is deducted from LTM Adjusted EBITDA - Pro Forma.